As filed with the Securities and Exchange Commission on March 19, 1998

                                                    Registration No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933

                     THE JONES FINANCIAL COMPANIES, L.L.L.P.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                              12555 Manchester Road
                         St. Louis, Missouri 63131-3729
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                    MISSOURI
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   43-1450818
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                     (I.R.S. Employer Identification Number)

           1998 EMPLOYEE LIMITED PARTNERSHIP INTEREST PURCHASE PLAN OF
                     THE JONES FINANCIAL COMPANIES, L.L.L.P.
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                             Lawrence R. Sobol, Esq.
                     The Jones Financial Companies, L.L.L.P.
                              12555 Manchester Road
                         St. Louis, Missouri 63131-3729
                                 (314) 515-2000
--------------------------------------------------------------------------------
            (Name, Address, including Zip Code and Telephone Number,
                   including Area Code, of Agent For Service)

                    Please Send Copies of Communications to:
                             Jennifer A. Auer, Esq.
                                 Bryan Cave LLP
                       One Metropolitan Square, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000

            Approximate date of commencement of the proposed sale of
           the securities: As soon as practicable after the effective date of this Registration Statement.

                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                  Proposed Maximum        Proposed Maximum
  Title of Securities        Amount to be          Offering Price        Aggregate Offering          Amount of
   to be Registered           Registered            Per Interest               Price             Registration Fee
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
        Limited
      Partnership          60,000 Interests(1)         $1000                $60,000,000               $17,700
       Interests
=====================================================================================================================

(1) The 60,000 limited partnership interests being registered represent the maximum number of interests which, it is estimated, may be purchased under the 1998 Employee Limited Partnership Interest Purchase Plan during the next 36 months.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by The Jones Financial Companies, L.L.L.P. ("JFC") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         1. JFC's Annual Report on Form 10-K for its fiscal year ended December 31, 1997 (filed under JFC's former name The Jones Financial Companies, L.P.,
LLP).

         2. JFC's Current Report on Form 8-K filed on March 12, 1998.

         3. The description of the limited partnership interests in JFC, which is contained in JFC's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report updating such description.

     All documents subsequently filed by JFC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein, shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

     Neither the named experts or counsel referenced below have an interest in JFC.

     The financial statements incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The legality of the limited partnership interests in JFC to be issued pursuant to the terms of the 1998 Employee Limited Partnership Interest Purchase Plan of JFC will be passed upon for JFC by Bryan Cave LLP of St. Louis, Missouri.

Item 6.  Indemnification of Directors and Officers.

     The partnership agreement of JFC, as amended from time to time (the "Partnership Agreement") provides that neither the Managing Partner (as defined in the Partnership Agreement) nor any of the general partners will be liable to any of the partners for any acts or omissions made in good faith on behalf of JFC and in a manner reasonably believed by him to be within the scope of his authority and in the best interests of JFC, provided such partner was not guilty of gross negligence or gross misconduct. JFC also is required to indemnify the Managing Partner and the general partners against any loss or damage incurred by any such partner by reason of any action performed or omission made in good faith by any of them on behalf of JFC and in a manner reasonably believed by such partner to be within the scope of his authority or in furtherance of JFC's interest, other than actions for which such partner would be liable as described above. As a result of these provisions, the limited partners of JFC will have more limited rights against such persons than they would have absent the limitations in the Partnership Agreement. Indemnification of the Managing Partner and the general partners would deplete JFC assets unless JFC's indemnification obligation is covered by insurance. While JFC may attempt to purchase liability insurance to provide for its indemnification obligation, such insurance may not be available at a reasonable price or at all.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following documents are filed as a part of this Registration Statement.

         Exhibit           Description
         -------           -----------
           4a.             1998 Employee Limited Partnership Interest
                           Purchase Plan of The Jones Financial
                           Companies, L.L.L.P.

           4b.             Ninth Amended and Restated Agreement
                           of Registered Limited Liability Limited Partnership of The Jones Financial Companies, L.L.L.P., dated as of April 1, 1998 (Incorporated by reference to Exhibit 3 to the registrant's Current Report on Form 8-K filed with the Commission on March 12, 1998, File No. 000-16633)

           5.              Opinion of Bryan Cave LLP regarding legality

           23a.            Consent of Counsel (included in Exhibit 5)

           23b.            Consent of Accountants

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (A) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i)(A) and (a)(i)(B) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 17th day of March, 1998.

                                   THE JONES FINANCIAL COMPANIES, L.L.L.P.


                                   By: John W. Bachmann
                                       -----------------------------------------
                                       John W. Bachmann
                                       Managing Partner

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of March, 1998.


                                   John W. Bachmann
                                   ---------------------------------------------
                                   John W. Bachmann
                                   Managing Partner
                                   (Principal Executive Officer)



                                   Steven Novik
                                   ---------------------------------------------
                                   Steven Novik
                                   (Chief Financial Officer)

                                  EXHIBIT INDEX

Exhibit Number       Description                                     Page
--------------       -----------                                     ----
4a.                  1998 Employee Limited Partnership Interest       8
                     Purchase Plan of The Jones Financial
                     Companies, L.L.L.P.

4b.                  Ninth Amended and Restated Agreement         Not Applicable
                     of Registered Limited Liability Limited
                     Partnership of The Jones Financial
                     Companies, L.L.L.P., dated as of April 1,
                     1998 (Incorporated by reference to
                     Exhibit 3 to the registrant's Current Report on Form 8-K filed with the Commission on March 12, 1998, File No. 000-16633)

5.                   Opinion of Bryan Cave LLP regarding legality     12

23a.                 Consent of Counsel (included in Exhibit 5)   Not Applicable

23b.                 Consent of Accountants                           14